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Exhibit 10.27: Non-Negotiable Promissory Note in favor of Ibex Investments Ltd.

                                  NONNEGOTIABLE
                                 PROMISSORY NOTE



$300,000                                                Issued:  April 25, 2001
Principal Amount                                   Maturity Date:  May 25, 2001


         FOR VALUE RECEIVED, VOICE MOBILITY INTERNATIONAL, INC., A NEVADA CORPORATION ("MAKER"), HEREBY PROMISES TO PAY TO IBEX INVESTMENTS LTD. (THE "PAYEE"), THE PRINCIPAL AMOUNT ("PRINCIPAL AMOUNT") OF THREE HUNDRED THOUSAND DOLLARS (CDN.$300,000), ACCORDING TO THE FOLLOWING TERMS AND CONDITIONS. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, NO INTEREST SHALL ACCRUE OR BE PAYABLE WITH RESPECT TO THE OUTSTANDING PRINCIPAL AMOUNT OF THIS NOTE. THIS INSTRUMENT IS NOT NEGOTIABLE OR ASSIGNABLE BY PAYEE EXCEPT TO A PERMITTED TRANSFEREE AS DEFINED BELOW. ALL REFERENCES TO CURRENCY HEREIN REFER TO CANADIAN DOLLARS UNLESS OTHERWISE NOTED.

         1. FEES AND PAYMENT SCHEDULE.

                  All unpaid portions of the Principal Amount and a fee of $10,000 remaining on this Note shall be due and payable on the earlier of May 25, 2001 (the "Maturity Date") or the receipt of proceeds from Maker's next bona fide third party equity financing.

         2. DEFAULT. For purposes of this Note, a "Default" shall be deemed to have occurred upon any of the following events:

                  (a) A failure by Maker to pay any Principal or Fees owing under this Note when due on the Maturity Date;

                  (b) Maker shall make an assignment for the benefit of creditors, or if a receiver of Maker's property shall be appointed, or if a petition in bankruptcy or for the reorganization under any Chapter of any Federal or State Bankruptcy Act or other similar proceeding under law for relief of debtors shall be filed by or against Maker, or if any lien of attachment, execution, lien, or claim of lien be placed against all or any portion of the assets of the Maker and is not cleared from the record or reasonably bonded against within ninety (90) days after it has been filed; unless

                  (c) Any such failure or action by Maker under Sections 3(a) and (b) shall not have been cured within fifteen (15) days of receipt of a notice from Payee specifying the alleged Default or failure; and

                  (d) Provided, however, that no delay or omission on the part of Payee in exercising any right hereunder shall operate as a waiver of such right or of any right under this Note. A waiver on any one occasion shall not be construed as a bar to or


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waiver of any right or remedy on any future occasion. Except as set forth in this Section 3, Maker hereby expressly waives any presentment, demand, protest, notice of protest or other notice of any kind and hereby expressly waives and covenants not to assert any appraisement, stay, extension, redemption or similar laws, now or at any time hereafter enforce, which might delay, prevent or otherwise impede the enforcement of this Note.

         3. REMEDIES. Upon the occurrence of a Default and unless such Default shall have been cured in accordance with the terms of this Note, the Payee may declare the entire unpaid Principal Amount any all other amounts due hereunder immediately due and payable. The rights and remedies available to Payee under this Note shall be cumulative and in addition to any other rights or remedies that Payee may be entitled to pursue at law or in equity. The exercise of one or more of such rights or remedies shall not impair Payee's right to exercise any other right or remedy at law or in equity.
         4. ASSIGNMENT. The rights and obligations of the parties hereunder shall not be assignable by either party without the consent of the other except Payee may assign its rights to a Permitted Transferee. For purposes hereof a Permitted Transferee, shall be (x) a corporation, partnership or other entity, which is a successor by merger, reorganization, consolidation or similar corporate transaction, or in which the members of the Payee or any member of the immediate family of the Payee are the sole owners of the equity interests in such corporation, partnership or other entity, (y) any member of the Payee or any adult member of such member's immediate family or any trust established for the beneficiary of any such persons or, (z) in the case of the dissolution or liquidation of the Payee, or in the death of any individual Permitted Transferee, the successor to the same by will, the laws of intestate succession or the corporate laws of the state of Nevada. To the extent such assignments are allowed, the provisions of this Note shall be binding upon and inure to the benefit of the parties hereto and their respective designees, heirs, legal representatives, successors and assigns, to the extent provided herein.

         5. COSTS. Maker shall pay, on demand, any and all costs and expenses, including reasonable attorneys' fees, incurred by Payee in connection with a Default and the collection of any portion of the Principal Amount and Fees accrued thereon. Maker shall pay Payee an additional fee of $10,000 on the Maturity Date.

         6. NO CONTINUING WAIVER. The waiver of a Default shall not constitute a continuing waiver or a waiver of any subsequent Default. Maker hereby waives presentment, demand, dishonor and notice of nonpayment.

         7. NOTICE. All notices, requests, consents and other communications which may be desired or required hereunder shall be in writing, and shall be deemed to have been duly given on the date of delivery if delivered in person to the party named below, or three (3) days after mailing if deposited in the United States mail, first class, registered or certified mail, return receipt requested, with postage prepaid, addressed as follows:


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                  If to Maker:              Voice Mobility International, Inc.
                                            180 - 13777 Commerce Parkway
                                            Richmond, B.C. V6V 2X3
                                            Attention: James Hewett, CFO
                                            Telecopier: 604-232-4826

                  If to Payee:              Ibex Investments Ltd.
                                            110 Farm Court
                                            Salt Spring Island, B.C.
                                            B.C. V8K 1H7
                                            Telecopier: 250-537-0873

         8. SEVERABILITY. If any provision of this Note or the application thereof to any person or circumstance shall be held invalid or unenforceable to any extent, the remainder of this Note and the application of any such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

         9. INTERPRETATION OF DOCUMENT. The parties hereto acknowledge and agree that this Note has been negotiated arms length and between parties equally sophisticated and knowledgeable in the matters dealt with in this Note. Each party has had access to counsel of their selection. Accordingly, any rule of law, court decision or other legal precedent that would require interpretation of any ambiguities in this Note against the party that has drafted it is not applicable and is waived.

         10. GOVERNING LAW AND VENUE. This Note and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of Nevada, without giving effect to the choice of law principles thereof. Each party agrees that any proceeding relating to this Note shall be brought in a state court in Nevada and each party consents to personal jurisdiction in any such action brought in any such court.

                                            VOICE MOBILITY INTERNATIONAL, INC.,
                                            a Nevada Corporation

                                            By:      /s/ JAMES HEWETT
                                                     ---------------------------
                                            Name:    James Hewett
                                            Title:   CFO


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